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                                                                      EXHIBIT 46


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER


                 AMENDMENT, dated as of April 26, 1995 (this "Amendment"), by and among AVANT-GARDE OPTICS, INC., a New York corporation ("Parent"), LUXOTTICA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and THE UNITED STATES SHOE CORPORATION, an Ohio corporation (the "Company").

                                    RECITALS

                 WHEREAS, Parent, Purchaser and the Company are parties to the Agreement and Plan of Merger, dated as of April 21, 1995 (the "Agreement"); and

                 WHEREAS, Parent, Purchaser and the Company wish to amend the Agreement pursuant to Section 7.3 thereof as set forth below.

                 NOW, THEREFORE, Parent, Purchaser and the Company hereby agree as follows:

                 1. Defined Terms. Capitalized terms used but not defined herein will have the respective meanings assigned to them in the Agreement.

                 2. Amendments. (a) Section 1.1(a)(iii)(B)(y) of the Agreement is hereby amended and restated in its entirety as follows:

                 "(y) 5:00 p.m. New York time on the date of the 831 Meeting (as hereinafter defined), or, in the event that prior to such time the inspector of election at the 831 Meeting shall not have finally officially certified the results of voting at the 831 Meeting, 3:00 p.m. New York time on the next business day following the date of the 831 Meeting."

                 (b) Section 5.12 of the Agreement is hereby amended and restated in its entirety as follows:

                 "5.12 Disposition of Litigation. Each of Parent, Purchaser and the Company agree, promptly, and in no event later than two business days after the amendment to the Offer contemplated hereby (unless this Agreement has been earlier terminated), to use its best efforts (a) to obtain a dismissal without prejudice of Counts One, Two, Six, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen and Fourteen alleged by Luxottica Group, Parent and Purchaser, and all claims alleged in the counterclaims asserted by the Company and the members
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                 of the Company's Board of Directors, in Luxottica Group
                 S.p.A., et al. v. The United States Shoe Corporation, et al., Civil Action No. C-2-95-244 (the "Ohio Litigation"), and (b) to cause Counts Three, Four and Five alleged by Luxottica Group, Parent and Purchaser in the Ohio Litigation to remain pending until Purchaser accepts for payment the Common Shares (and the associated Rights) tendered pursuant to the Offer, and, promptly after such time, to obtain a dismissal without prejudice of such Counts, in all cases with each party bearing its own costs and attorneys' fees therefor."

                 3. Effect Upon Agreement. Except as otherwise expressly set forth herein, all terms and conditions of the Agreement will remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof", "hereto", "hereinafter" or of like import will mean and be a reference to the Agreement as amended hereby and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement will mean and be a reference to the Agreement as amended hereby.

                 4. Applicable Law. This Amendment will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in that State.

                 5. Interpretation. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Amendment.

                 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.





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                 IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.



                                           AVANT-GARDE OPTICS, INC.



                                           By:    /s/ Michael A. Boxer
                                                  ---------------------------
                                           Name:  Michael A. Boxer


                                           LUXOTTICA ACQUISITION CORP.



                                           By:    /s/ Michael A. Boxer
                                                  ---------------------------
                                           Name:  Michael A. Boxer


                                           THE UNITED STATES SHOE
                                           CORPORATION



                                           By:    /s/ K. Brent Somers
                                                  ---------------------------
                                           Name:  K. Brent Somers